LOAN AGREEMENT AND PROMISSORY NOTE

$10,000 July 9, 2013

THIS LOAN AGREEMENT AND PROMESSORY NOTE is made this 9th day of July, 2013 by and among **I in the Sky, Inc,** a Nevada corporation (Borrower) and Michael P. Staples, an Individual, (Lender). BORROWER and LENDER collectively shall be known as "the Parties."

FOR VALUE RECEIVED, BORROWER promises to pay to the order of LENDER the sum of ten thousand dollars ($10,000) on or before December 31, 2014 unless extended at the option of the Parties. This Note is non-interest bearing and therefore will not accrue interest for the duration of the loan.

If not sooner paid, all outstanding principal shall be paid to the Lender on the earlier of (a) the date on which Michael Staples ceases to be President and Director of **I in the Sky, Inc.** or (b) the date on which Michael Staples ceases to own a majority of the issued and outstanding voting common shares of the Borrower.

All payments hereunder shall be payable in lawful money of the United.

Michael P. Staples
An Individual
Cohort Investments, LLC

Michael P. Staples
President, Director
I in the Sky, Inc